Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), John McCutcheon, Chief Executive Officer of EBR Systems, Inc. (the “Company”), and Gary Doherty, Chief Financial Officer of the Company, each hereby certifies that:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 18, 2026

In Witness Whereof, the undersigned have set their hands hereto as of the 18th day of March 2026.

/s/ John McCutcheon	/s/ Gary Doherty
John McCutcheon	Gary Doherty
Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer (Principal Financial Officer)

“This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of EBR Systems, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.”